Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 [File #333-272156, File #333-269304 and File #333-260316] and Form S-8 [File #333-272702, File #333-265644, File #333-211382 and File #333-203156] of our report dated March 31, 2023, relating to the consolidated financial statements and [financial statement schedules] of Professional Diversity Network, Inc.. Our report contains an explanatory paragraph regarding Professional Diversity Network, Inc.’s ability to continue as a going concern.

/s/ Sassetti LLC

Oak Brook, IL

March 29, 2024